UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 19, 2013

Delta Tucker Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-173746	27-2525959
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3190 Fairview Park Drive, Suite 700, Falls Church, Virginia 22042

(571) 722-0210

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 19, 2013, DynCorp International Inc. (“DynCorp International”), a wholly owned subsidiary of Delta Tucker Holdings, Inc. (“Holdings” ), entered into an amendment (the “Amendment”) to the Credit Agreement dated as of July 7, 2010 (as amended and restated, modified or supplemented from time to time, the “Credit Agreement”), among DynCorp International, Holdings, the other Guarantors party thereto, the several banks and other financial institutions or entities from time to time parties thereto and Bank of America, N.A., as administrative agent and collateral agent.

The Amendment, among other things, amends the Credit Agreement to extend the maturity date with respect to the revolving credit facility to July 7, 2016 and increase the amount of the revolving credit commitment to $181,000,000.

The Amendment also amends the Credit Agreement to, among other things, modify certain of the covenants, including the leverage ratio.

A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the material terms of the Amendment is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibits No.	Description

10.1	Credit Agreement Amendment No. 3, dated as of June 19, 2013, by and among DynCorp International Inc., the subsidiary guarantors party thereto, the lenders from time to time party thereto and Bank of America, N.A. as administrative agent and collateral agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2013	DELTA TUCKER HOLDINGS, INC.

/s/ William T. Kansky
William T. Kansky
Senior Vice President and Chief Financial Officer